Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. COMPLETES ACQUISITION OF SELECT SOLID WASTE OPERATIONS FROM GFL ENVIRONMENTAL INC.

RUTLAND, VERMONT (July 3, 2023) — Casella Waste Systems, Inc. (Nasdaq: CWST), a regional solid waste, recycling, and resource management services company, announced that it completed the acquisition of the Pennsylvania, Delaware, and Maryland collection, transfer, and recycling operations of GFL Environmental Inc. (“GFL”) on June 30, 2023. The purchase price of the acquisition was approximately $525 million and was funded through a combination of the company’s new $430 million Term Loan A under its existing senior secured credit facility and proceeds from the Company’s recent equity offering.

The acquisition includes nine hauling operations, one transfer station, and one material recovery facility, and is expected to generate aggregate annualized revenues of approximately $185 million. Further, the acquisition provides strong strategic and financial benefits that are expected to augment Casella’s growth opportunities through an expansion into adjacent markets with solid waste operations that have similar attributes to its existing operations.

“This is an exciting step forward in our company’s growth strategy as we extend our footprint into the Mid-Atlantic with a new platform for future growth,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “We are focused on ensuring a successful integration of these operations, providing excellent service to our new customers and communities, and welcoming our new employees to our team.”

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides resource management expertise and services to residential, commercial, municipal, institutional and industrial customers, primarily in the areas of solid waste collection and disposal, transfer, recycling and organics services in the eastern United States. For further information, investors contact Jason Mead, Senior Vice President of Finance and Treasurer at (802) 772-2293; media contact Jeff Weld, Director of Communications at (802) 772-2234; or visit the Company’s website at http://www.casella.com.

Safe Harbor Statement

Certain matters discussed in this press release, including but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, projections as to the anticipated benefits of this acquisition; and the anticipated impact of this acquisition on the Company’s business and future financial and operating results are “forward-looking statements”. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “will,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.

Such risks and uncertainties include or relate to, among other things, the following: the Company may not fully recognize the expected strategic and financial benefits from the acquisition due to an inability to recognize operational cost savings, market factors, landfill internalization benefits, or due to competitive, economic or other factors outside its control which may impact revenue and costs; and the Company may be unable to achieve its 2024 strategic plan due to unrealized development projects, competition for attractive targets, or an inability to reach agreement with potential targets on pricing or other terms.

There are a number of other important risks and uncertainties that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-K for the fiscal year ended December 31, 2022, and in other filings that the Company may make with the Securities and Exchange Commission in the future.

The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.